SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of July 16, 2010, by and among SouthPeak Interactive Corporation, a Delaware corporation, with headquarters located at 2900 Polo Parkway, Midlothian, Virginia 23113 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.     The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B.     The Company has authorized a new series of senior secured convertible notes of the Company, in the form attached hereto as Exhibit A (the "Notes"), which Notes shall be convertible into the Company's common stock, par value $0.0001 per share (the "Common Stock"), in accordance with the terms of the Notes.

C.     Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of the Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers together shall be $5,500,000 (as converted, collectively, the "Conversion Shares"), (ii) warrants, in substantially the form attached hereto as Exhibit B-1 (the "Series A Warrants"), to acquire that number of shares of Common Stock set forth opposite such Buyer's name in column (4) on the Schedule of Buyers, and (iii) warrants in substantially the form attached hereto as Exhibit B-2 (the "Series B Warrants") to acquire that number of shares of Common Stock set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (collectively with the Series A Warrants, the "Warrants") (as exercised, collectively, the "Warrant Shares").

D.    Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights with respect to Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.      The Notes, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

F.           The Notes will rank senior to all outstanding and future indebtedness of the Company, other than Permitted Indebtedness (as defined in the Notes), and will be secured by a first priority perfected security interest in all of the assets of the Company other than collateral secured pursuant to that certain Factoring Agreement, dated July 7, 2010, by and between Rosenthal & Rosenthal, Inc. and the Company, and the stock, equity interests and assets of each of the Company's subsidiaries, as evidenced by certain security documents, including without limitation (i) a pledge and security agreement, in the form attached hereto as Exhibit D-1 (as amended or modified from time to time in accordance with its terms, the "Security Agreement") and (ii) guarantees of certain Subsidiaries of the Company in the form attached hereto as Exhibit D-2 (as amended or modified in accordance with its terms, the "Guarantees" and, together with the Security Agreement and ancillary documents related to the Security Agreement and the Guarantees, collectively the "Security Documents").

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, along with Series A Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers and Series B Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (the "Closing").  The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(b) Purchase Price.  (i)  The aggregate purchase price for the Notes and related Warrants to be purchased by each Buyer at the Closing shall be the amount set forth opposite such Buyer’s name in column (6) of the Schedule of Buyers (the "Purchase Price").  Each Buyer shall pay $1,000 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing.

(ii) The Buyers and the Company agree that the Notes and the Warrants constitute an "investment unit" for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").  The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of $1,627,031 allocated to the Warrants and the balance of the Purchase Price allocated to the Notes, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(c)           Closing Date.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below.

(d)           Form of Payment.  On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (less in the case of CNH Diversified Opportunities Master Account, L.P. (“CNH”), the amounts withheld pursuant to Section 4(g)) to the Company for the Notes and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing hereunder along with the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.	BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of the Closing Date:

(a)           No Public Sale or Distribution.  Such Buyer is (i) acquiring the Notes and the Warrants and (ii) upon conversion of the Notes and exercise of the Warrants will acquire the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants (other than Warrant Shares surrendered in a Cashless Exercise (as defined in the Warrants) in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and such Buyer does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 3(s)) to distribute any of the Securities.

(b)           Accredited Investor Status.  Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(c)           Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)           Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)           No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)           Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f); provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(g)           Legends.  Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act and that such legend is no longer required, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(h)           Validity; Enforcement.  This Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i)           No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)           Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(k)           Organization.  Such Buyer is an entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)           Organization and Qualification.  Except as set forth on Schedule 3(a)(i),  each of the Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).  The Company has no Subsidiaries except as set forth on Schedule 3(a)(ii).

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Security Documents, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants, the Lock-Up Agreements (as defined below) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, the reservation for the issuance of Warrant Shares issuable upon exercise of the Warrants and the granting of a security interest in the Collateral (as defined in the Security Documents) have been duly authorized by the Company's Board of Directors and other than (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Security Agreement, (ii) appropriate filings with the United States Patent and Trademark Office, (iii) the filing of a Form D pursuant to Regulation D under the 1933 Act and any required notices or filings under applicable state securities or Blue Sky laws of the United States ("Blue Sky Laws") with respect to the transactions contemplated hereby, (iv) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and (v) as contemplated pursuant to Section 4(m) hereof, no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)           Issuance of Securities.  The issuance of the Notes and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof.  As of the Closing, subject to the provisions of Section 4(m) hereof, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 130% of the sum of the maximum number of shares of Common Stock (i) issuable upon conversion of the Notes and (ii) upon exercise of the Warrants (without taking into account any limitations on the conversion of the Notes or exercise of the Warrants set forth in the Notes and Warrants, respectively).  Upon conversion or payment in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants, the granting of a security interest in the Collateral and, subject to the provisions of Section 4(m) hereof, reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations The OTC Bulletin Board (the "Principal Market") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)           Consents.  Except for the filing of a Form D pursuant to Regulation D under the 1933 Act and any required notices or filings under applicable Blue Sky Laws, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, except for the filing of Form D and any required notices or filings under applicable Blue Sky Laws.  The Company and its Subsidiaries are unaware of any facts or circumstances that could reasonably be expected to prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that could reasonably be expected to lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)           Acknowledgment Regarding Buyer's Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities.  The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)           No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged Roth Capital Partners LLC, as placement agent (the "Placement Agent") in connection with the sale of the Securities.  Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h)           No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require the approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i)           Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)           Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.  Neither the Company nor its Board of Directors has adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k)           SEC Documents; Financial Statements.  During the two years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  Except as set forth in Schedule 3(k), as of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l)           Absence of Certain Changes.  Except as disclosed in Schedule 3(l), since June 30, 2009, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Except as disclosed in Schedule 3(l), since June 30, 2009, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(l), "Insolvent" means, with respect to any Person (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)           No Undisclosed Events, Liabilities, Developments or Circumstances.  Since June 30, 2009, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n)           Conduct of Business; Regulatory Permits.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company, the Certificate of Incorporation or Bylaws or their organizational charter or articles of incorporation or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Since the date two years prior to the date hereof, (i) the Common Stock has been designated for quotation or listed on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)           Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)           Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(q)           Transactions With Affiliates.  Except as set forth on Schedule 3(q), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r)           Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (y) 90,000,000 shares of Common Stock, of which as of the date hereof, 60,795,538 shares are issued and outstanding and (z) 20,000,000 shares of preferred stock, of which as of the date hereof, 5,503,833 shares of Series A Convertible Preferred Stock are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as set forth on Schedule 3(r): (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any Subsidiary's respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished or made available to the Buyer upon such Buyer's request, true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s)           Indebtedness and Other Contracts.  Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with United States generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t)           Absence of Litigation.  Except as set forth on Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of its Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise.  The matters set forth on Schedule 3(t) would not have a Material Adverse Effect.

(u)           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Except as set forth on Schedule 3(u), neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)           Employee Relations.  (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company or any of its Subsidiaries, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)           The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)           Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x)            Intellectual Property Rights.  (i) The Company and its Subsidiaries own, or are licensed, or otherwise possess legally enforceable rights, to use, sell or license, as applicable, all Intellectual Property that is reasonably necessary for the operation of their respective businesses as currently conducted.  The Company and its Subsidiaries possess or have access to the original (or, if owned by a third party, copies) of all documentation and all source code, as applicable, for all of the Business Intellectual Property consisting of software.  Schedule 3(x)(i)(a) sets forth a true and complete list of all (i) Registered or otherwise material Owned Intellectual Property; and (ii) Intellectual Property Contracts.  Except as set forth on Schedule 3(x)(i)(b), all such rights are free of all Liens and are fully assignable by the Company and its Subsidiaries to any Person, without payment, consent of any Person or other condition or restriction.  Except as set forth on Schedule 3(x)(i)(c), there exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company, its Subsidiaries or another Person under any Intellectual Property Contract.

(ii)           Except as set forth on Schedule 3(x)(ii), no Owned Intellectual Property has expired or terminated or has been abandoned, or is expected to expire or terminate or be abandoned, within three years from the date of this Agreement.  All Owned Intellectual Property (and to the knowledge of the Company all Licensed Intellectual Property) is subsisting , has been used by the Company and its Subsidiaries and made available to their distributors and customers with all patent, trademark, copyright, confidential, proprietary, and other Intellectual Property notices and legends prescribed by law or otherwise permitted, and, to the knowledge of the Company, is valid and enforceable.  No Owned Intellectual Property (and to the knowledge of the Company, no Licensed Intellectual Property) ,is subject to any outstanding order, judgment or decree restricting its use by the Company or its Subsidiaries or their distributors and customers or adversely affecting the Company's or any Subsidiary's rights thereto.

(iii)          The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened in writing, against the Company or any of its Subsidiaries regarding any Business Intellectual Property, except for claims, actions or proceedings set forth on Schedule 3(x)(iii).  The Company is unaware of any facts or circumstances which could reasonably be expected to give rise to any of the foregoing infringements or claims, actions or proceedings.

(iv)          Each employee who in the regular course of his employment may create programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship and all consultants have signed an assignment or similar agreement with the Company and/or its Subsidiaries confirming the Company's or a Subsidiary's ownership or, in the alternate, transferring and assigning to the Company or a Subsidiary all right, title and interest in and to such programs, modifications, enhancements or other inventions including copyright and other intellectual property rights therein.  No Person (other than the Company and/or its Subsidiaries) has any reasonable basis for claiming any right, title or interest in and to any such Intellectual Property.

(v)           Except as set forth on Schedule 3(x)(v), (1) no Product contains, and no Product is derived from Public Software, (2) neither the Company nor any Subsidiary has distributed Public Software in conjunction with any Products, or (3) used Public Software in the development of a derivative work of any Intellectual Property.  The Company and the Subsidiaries are in compliance with all agreements and other terms and conditions governing the use of Public Software and there exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company or a Subsidiary of such agreements, terms and conditions.  Neither the Company nor any Subsidiary has received any notice of any alleged breach or other violation of any such agreement, term or condition.  No Product or any other Intellectual Property is required to be (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works; or (c) redistributable at no charge, in each case, as a result of the Company's or a Subsidiary's use, modification or distribution of Public Software.

(vi)          Each of the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all material Trade Secrets used in or on behalf of its business.  To the Company's knowledge, no unauthorized disclosure of any of the Business Intellectual Property consisting of Trade Secrets has occurred within the last three (3) years.

(vii)         The use by or on behalf of the Company and its Subsidiaries of the Data in connection with their business does not infringe or violate the rights of any Person or otherwise violate any applicable law.  The Company has a published privacy policy (the "Privacy Policy") regarding the collection and use of "nonpublic personal information" (as defined in the Privacy Policy in effect on the date hereof) ("Customer Information"), that discloses the manner by which it collects, uses and transfers Customer Information.  The Company and its Subsidiaries are and have been in compliance with the Privacy Policy since its adoption by the Company.

(viii)       The IT Systems of the Company and its Subsidiaries are adequate in all material respects for their intended use and for the operation of such businesses as are currently operated by the Company and its Subsidiaries, and are in good working condition (normal wear and tear excepted).

(ix)          For purposes of this Section 3(x), the following definitions shall apply.

(1)           "Ancillary Product Materials" shall mean all documentation currently used or distributed by the Company or a Subsidiary concerning the Products, including customer support materials such as support and training materials, support bulletins, and any and all data contained in the customer support organization computer system of the Company or a Subsidiary; and marketing materials relating to the Products, including sales and marketing material, white papers, performance benchmark reports, customer training materials, sales training materials and sales presentation materials.

(2)           "Business Intellectual Property" means the Owned Intellectual Property and the Licensed Intellectual Property.

(3)           "Data" means all information and data, whether in printed or electronic form and whether contained in a database or otherwise.

(4)           "Intellectual Property" means  (i) foreign and domestic trademarks, trade names, service marks, service names, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including without limitation all extensions, modifications and renewals of same; (ii) foreign and domestic inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including without limitation divisions, continuations, continuations-in-part and renewal applications, and including without limitation renewals, extensions and reissues; (iii) foreign and domestic published and unpublished works of authorship, whether copyrightable or not (including, but not limited to, computer software), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (iv) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, databases, formulae, drawings, specifications, prototypes, models, designs, research and development, manufacturing and production processes and techniques, technical data, and customer and supplier lists, pricing and cost information and business and marketing plans and proposals (collectively, "Trade Secrets"); (v) rights of publicity, name and likeness rights; (vi) electronic data processing, information, recordkeeping, communications, telecommunications, networking, account management, inventory management and other such applications, software, and hardware, equipment and services (including, but not limited to, all applications and software installed on all hardware and equipment, and all databases, firmware, and related documentation), and Internet websites and related content (collectively, "IT Systems"); and (vii) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including without limitation rights to recover for past, present and future violations thereof.

(5)           "Intellectual Property Contracts" means all agreements concerning the Business Intellectual Property, including without limitation agreements granting the Company rights to use the Licensed Intellectual Property, agreements granting rights to use Owned Intellectual Property, confidentiality agreements, reseller agreements, consulting agreements, trademark coexistence agreements, Trademark consent agreements and nonassertion agreements.

(6)           "Licensed Intellectual Property" means Intellectual Property that the Company and its Subsidiaries is licensed or otherwise permitted by other Persons to use.

(7)           "Owned Intellectual Property" means Intellectual Property owned by the Company or its Subsidiaries, directly or indirectly, jointly or individually.

(8)           "Products" shall mean the software products marketed, sold, licensed, supported, serviced or maintained by the Company or a Subsidiary, together with the inventory of the Products, the Ancillary Product Materials, any and all such software related to, comprising or constituting such products, any and all supplements, modifications, updates, corrections and enhancements to past and current versions of such products, shipping versions of such products, versions of such products currently under development, and any and all English and foreign language versions of current and past versions of such products, shipping versions of such products and versions of such products currently under development; and any and all documentation, back-up tapes and archival tapes relating to the foregoing.

(9)           "Public Software" means software which creates, or purports to create, obligations for the user or grants, or purports to grant, to any third party any rights or immunities under the user's intellectual property or proprietary rights in its software (including, without limitation, open source software and any other software that requires as a condition of use, modification and/or distribution of the software that other software incorporated into, derived from or distributed with that software be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works, or (3) redistributable at no charge), shareware, "copyleft" software, or similar software.

(10)           "Registered" means issued, registered, renewed or the subject of a pending application.

(y)           Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)           Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)           Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all federal, foreign and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb)           Internal Accounting and Disclosure Controls.  Except as set forth on Schedule 3(bb), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  Except as set forth on Schedule 3(bb), Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as set forth on Schedule 3(bb), during the twelve months prior to the date hereof, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(cc)           Form S-1 Eligibility.  The Company is eligible to register the Conversion Shares and the Warrant Shares for resale by the Buyers using Form S-1 promulgated under the 1933 Act.

(dd)           Stock Option Plans.  Each stock option granted by the Company under the Company's stock option plan was granted (i) in accordance with the terms of the Company's stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under United States generally accepted accounting principles consistently applied and applicable law.  No stock option granted under the Company's stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee)           Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ff)           Ranking of Notes.  Except as set forth on Schedule 3(ff), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(gg)          Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Agent paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(hh)          Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ii)            Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of  1940, as amended.

(jj)            No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

(kk)          Acknowledgement Regarding Buyers' Trading Activity.  The Company understands and acknowledges (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that any Buyer, and counterparties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iii) that each Buyer shall not be deemed to have any affiliation with or control over any arm's length counterparty in any "derivative" transaction.  The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and/or the Warrant Shares are being determined, and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

(ll)           U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer's request.

(mm)       Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve").  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn)        Shell Company Status. The Company is not, and has not been at any time during the 12 months preceding the date hereof, an issuer identified in Rule 144(i)(1).

(oo)        No Additional Agreements.  The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(pp)        Judgments.  Schedule 3(pp) contains a list of certain judgments outstanding against the Company that have been properly accrued on the Company's balance sheet in accordance with GAAP.

(qq)        Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their respective agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or either of its or their respective business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act, as amended, are being incorporated into an effective registration statement filed by the Company under the 1933 Act).  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4.	COVENANTS.

(a)           Best Efforts.  Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 5, 6 and 7 of this Agreement.

(b)           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c)           Reporting Status.  Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares and Warrant Shares and none of the Notes or Warrants is outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d)           Use of Proceeds.  The Company will use the proceeds from the sale of the Securities for general corporate purposes, including general and administrative expenses and not for (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries other than as set forth on Schedule 4(d)(i) or (ii) the redemption or repurchase of any of its or its Subsidiaries' equity securities.

(e)           Financial Information.  The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.  As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)           Listing.  The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the Common Stock's authorization for listing on the Principal Market.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)           Fees.  The Company shall reimburse CNH or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its Purchase Price at the Closing.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by or on behalf of any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(h)           Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) of this Agreement in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)           Disclosure of Transactions and Other Material Information.  The Company shall, on or before 8:30 a.m., New York City time, on the fourth Business Day after this Agreement is executed, issue a press release reasonably acceptable to the Buyers disclosing all material terms of the transactions contemplated hereby and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Notes, the form of Warrant, the form of Registration Rights Agreement, the form of Lock-Up Agreements, the form of Security Documents) as exhibits to such filing (including all attachments, the "8-K Filing").  From and after the 8-K Filing, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the 8-K Filing without the express written consent of such Buyer.  In the event of a breach of the foregoing covenant by the Company, any Subsidiary, or its each of respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise except where such disclosure is required by applicable law and regulations (including the rules and regulations of  any applicable Eligible Market), provided the Company agrees that unless otherwise required by such law or regulations, it shall disclose any such names only through a Transaction Document that is filed as an exhibit to a report or other filing made with the SEC; provided further, that such Buyer shall be consulted by the Company in connection with any such filing, announcement, release or other public disclosure prior to its release.

(j)           Additional Registration Statements.  Until the date that is ninety (90) calendar days from the earlier of (i) the Initial Effective Date (as defined in the Registration Rights Agreement) and (ii) the date all of the Registrable Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Securities.

(k)           Additional Notes; Variable Securities; Dilutive Issuances.  So long as any Buyer beneficially owns any Securities, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes.  For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

(l)           Corporate Existence.  So long as any Buyer beneficially owns any Notes or Warrants, the Company shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and Warrants.

(m)          Reservation of Shares.

(i)           So long as any Buyer owns any Notes or Warrants, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance no less than 130% of the sum of the maximum number of shares of Common Stock issuable (the "Required Reserved Amount") (i) upon conversion of the Notes and (ii) upon exercise of the Warrants then outstanding (without taking into account any limitations on the conversion of the Notes or exercise of the Warrants set forth in the Notes and Warrants, respectively).  If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(ii)         The parties hereto acknowledge that, as of the date hereof, the Company does not have the number of authorized shares of Common Stock sufficient to satisfy the Required Reserved Amount.  The Company represents and warrants that its Board of Directors and stockholders have duly authorized an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to increase its authorized shares of Common Stock to 190,000,000 shares, which amount will be sufficient to permit the Company to satisfy the then Required Reserved Amount when accepted for filing by the Secretary of State of the State of Delaware (“Delaware Secretary of State”).  The Company covenants and agrees to: (1) prepare a preliminary Information Statement regarding the Charter Amendment and file the same with the SEC no later than fourteen (14) calendar days following the date hereof, (2) promptly respond to any comments by the SEC thereon and use its best efforts to cause such Information Statement to be approved for distribution to stockholders by the SEC, (3) promptly following either the approval of the Information Statement for distribution to all stockholders by the SEC, after addressing all SEC comments, or the elapse of 10 calendar days from the filing of the Information Statement without notification from the SEC that the Information Statement will be reviewed, prepare, file with the SEC and mail to all Company stockholders a definitive copy of the Information Statement, and (4) promptly following the elapse of 20 calendar days from such mailing, file the Charter Amendment with the Delaware Secretary of State and deliver to the Company's then transfer agent (with a copy to the Buyers) the Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto.  The Company further covenants and agrees that until such time as the Charter Amendment is accepted for filing by the Delaware Secretary of State, it shall not take any action that would decrease the number of shares of authorized, unissued and unreserved Common Stock available to meet its obligations in Section 4(m)(i) above or issue any shares of Common Stock or issue any securities convertible, exchangeable or exercisable into shares of Common Stock, other than pursuant to (A) the exercise of options under the Company's Approved Stock Plan, provided that no option term, exercise price or similar provisions of any issuances pursuant to such Approved Stock Plan are amended, modified or changed on or after the date hereof, (B) the conversion or exercise of any preferred stock or warrants of the Company, respectively, outstanding as of the date hereof, provided that the terms of such preferred Stock or warrants are not amended, modified or changed on or after the date hereof, or (B) the vesting of shares of Common Stock outstanding as of the date hereof, provided that the terms of such unvested shares are not amended, modified or changed on or after the date hereof.

(n)          Additional Issuances of Securities.

(i)           For purposes of this Section 4(n), the following definitions shall apply.

(1)           "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(2)           "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(3)           "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Shares.

(4)           "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(5)           "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City time).

(ii)         From the date hereof until the date that no Notes are outstanding, the Company will not, directly or indirectly, (A) offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents or (B) be a party to any solicitations, negotiations or discussions with regard to the foregoing.

(iii)        The restrictions contained in subsection (ii) of this Section 4(n) shall not apply in connection with the issuance of any Excluded Securities.  As used herein, "Excluded Securities" means shares of Common Stock: (i) issued or issuable in connection with any Approved Stock Plan; provided that the option term, exercise price or similar provisions of any issuances pursuant to such Approved Stock Plan are not amended, modified or changed on or after the date hereof, (ii) issued or issuable upon conversion of the Notes, (iii) issued or issuable upon exercise of the Warrants, (iv) issued or issuable upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof, (v) issued in a public or private offering which generates gross proceeds to the Company of at least $100,000 with a price per share of Common Stock no less than 95% of the arithmetic average of the Weighted Average Price (as defined in the Notes) of the Common Stock on the thirty (30) Trading Days immediately preceding the date of execution of a definitive agreement with respect to the issuance of such Common Stock, or (vi) as the consideration issued to the stockholders of the target entity in a merger transaction or stock acquisition or to the partners in strategic business partnerships or joint ventures, in each case with non-affiliated third parties in a bona fide transaction and otherwise on an arm's length basis, the purpose of which is not to raise additional capital, which for purposes of clarity shall not include securities issued to any other party in connection with any such transaction.

(o)           Collateral Agent.

(i)          Each Buyer hereby (a) appoints CNH as the collateral agent hereunder and under the Security Documents (in such capacity, the "Collateral Agent"), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer's behalf in accordance with the terms hereof and thereof.  The Collateral Agent shall not have, by reason hereof or the Security Documents, a fiduciary relationship in respect of any Buyer.  Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or the Security Documents except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the "Collateral Agent Indemnitees") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or the Security Documents.  The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the holders of at least a majority in principal amount of the Notes then outstanding, and such instructions shall be binding upon all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law.

(ii)         The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement, the Security Agreement or any of the Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(iii)        The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes.  Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below.  Upon any such notice of resignation, the holders of a majority of the outstanding principal under the Notes shall appoint a successor Collateral Agent.  Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Security Documents.  After any Collateral Agent's resignation hereunder, the provisions of this Section 4(o) shall inure to its benefit.  If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the holders of a majority of the outstanding principal under the Notes appoint a successor Collateral Agent as provided above.

(p)           Restriction on Redemption and Cash Dividends.  So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes.

(q)           Public Information.  At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities can be sold either pursuant to a registration statement, or if a registration statement is not available for the resale of all of the Securities, may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.  The payments to which a holder shall be entitled pursuant to this Section 4(q) are referred to herein as "Public Information Failure Payments."  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(r)           Conduct of Business.  For so long as any Buyers owns Notes or Warrants, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(s)           Lock-Up.  The Company shall not amend or waive any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce such Lock-Up Agreements in accordance with their terms.

(t)           Security Surrender Agreements.  The Company shall not amend or waive any provision of the Securities Surrender Agreement (as defined below) and shall enforce such Securities Surrender Agreement in accordance with their terms.  The Company shall use the shares of Common Stock surrendered by the Covering Stockholders pursuant to the Securities Surrender Agreement solely to satisfy its conversion obligations under the Notes and its exercise obligations under the Warrants, as applicable.

(u)          Good Standing.  On or prior to the twenty (20) Business Day after the Closing Date, the Company shall cause Gamecock Media Europe Limited (UK) to be in good standing with the Companies House.

(v)          Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set of the Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)           Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants, in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such  Person, the number of Conversion Shares issuable upon conversion of the Notes, the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)           Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issuable upon conversion of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions").  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.	CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)           Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)          Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of CNH, the amounts withheld pursuant to Section 4(g)) for the Notes and the related Warrants being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)        The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.	CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)          The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Notes (in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement and (iii) the Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)         Such Buyer shall have received the opinion of Greenberg Traurig, LLP, the Company's outside counsel ("Company Counsel"), dated as of the Closing Date, in substantially the form of Exhibit F attached hereto.

(iii)        [Intentionally omitted]

(iv)        The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its operating Subsidiaries in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing Date.

(v)         The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

(vi)        The Common Stock (I) shall be listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(vii)       The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Closing Date.

(viii)      The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit G.

(ix)         The representations and warranties of the Company shall be true and correct as of the date when made and shall be true and correct in all material respects as of the Closing Date (except, that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the Closing Date) as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit H.

(x)          The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(xi)         The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xii)        All officers, directors, employees and affiliates of the Company set forth on Schedule 7(xii) shall have entered into a lock-up agreement with the Company in the form attached hereto as Exhibit I (the "Lock-Up Agreements").

(xiii)       Each of Terry Phillips, Gregory Phillips and Melanie Mroz (the "Covering Shareholders") shall have entered into a securities surrender agreement with the Company in the form attached hereto as Exhibit J (the "Securities Surrender Agreements").

(xiv)      In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent (i) certificates representing the Subsidiaries' shares of capital stock, along with duly executed blank stock powers and (ii) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document.

(xv)       Within six (6) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer (A) certified copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the Security Documents) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Security Documents); and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Buyers.

8.            TERMINATION.  In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least fifty percent (50%) of the aggregate amount of Registrable Securities issued and issuable hereunder and under the Notes and Warrants, and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

SouthPeak Interactive Corporation
2900 Polo Parkway
Midlothian, VA  23113
Telephone:          (804) 378-5100
Facsimile:            (804) 378-6085
Attention:            Reba McDermott, Chief Financial Officer

With a copy (for informational purposes only) to:

Greenberg Traurig, LLP
1750 Tysons Boulevard
Suite 1200
McLean, VA  22102
Telephone:          (703) 749-1352
Facsimile:            (703) 714-8359
Attention:  Mark Wishner, Esq.

If to the Transfer Agent:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

Telephone:          (718) 921-8261
Facsimile:            (718) 765-8712
Attention:            Donna Ansbro

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Telephone:          (212) 756-2000
Facsimile:            (212) 593-5955
Attention:            Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants).  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.  In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.  Notwithstanding anything in this Agreement or in clause (iv) of Section 6(a) of the Registration Rights Agreement to the contrary, if the Company shall have any indemnification obligations with respect to any Indemnified Liabilities that resulted primarily from the willful misconduct or gross negligence of one or more Indemnitees, then the Company shall not be obligated to indemnify such Indemnitee for such Indemnified Liabilities. .

(l)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)          Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)          Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

(o)          Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)           Independent Nature of Buyers' Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused its respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

SouthPeak Interactive Corporation

By:	/s/ Reba McDermott
Name: Reba McDermott
Title: Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

CNH Diversified Opportunities Master Account, L.P.

By:	CNH Partners, LLC its Investment Manager

By:	/s/ Brendan R. Kalb
Name: Brendan R. Kalb
Title: Associate General Counsel CNH Partners, LLC

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

CNH CA Master Account, L.P.

By:	CNH Partners, LLC its Investment Manager

By:	/s/ Brendan R. Kalb
Name: Brendan R. Kalb
Title: Associate General Counsel CNH Partners, LLC

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

AQR Diversified Arbitrage Fund

By:	/s/ Brendan R. Kalb
Name: Brendan R. Kalb
Title: Executive Vice President and Secretary AQR Funds

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

By:	/s/ Terry Phillips
Terry Phillips

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Number of Series A Warrant Shares	Number of Series B Warrant Shares	Purchase Price	Legal Representative's Address and Facsimile Number

CNH Diversified Opportunities Master Account, L.P.	c/o CNH Partners, LLC 2 Greenwich Plaza, 1st Floor Greenwich, CT 06830 Attention: Rocky Bryant Brendan Kalb Facsimile: Telephone: 203-742-3600	$500,000	1,160,093	870,070	$500,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

CNH CA Master Account L.P.	c/o CNH Partners, LLC 2 Greenwich Plaza, 1st Floor Greenwich, CT 06830 Attention: Rocky Bryant Brendan Kalb Facsimile: Telephone: 203-742-3600	$2,000,000	4,640,371	3,480,278	$2,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

AQR Diversified Arbitrage Fund	c/o AQR Capital Management 2 Greenwich Plaza, 3rd Floor Greenwich, CT 06830 Attention: Rocky Bryant Brendan Kalb Facsimile: Telephone: 203-742-3600	$2,500,000	5,800,464	4,350,348	$2,500,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Terry Phillips	c/o SouthPeak Interactive Corporation 2900 Polo Parkway Midlothian, VA 23113 Attention: Terry Phillips Facsimile: 804- 378-5100 Telephone: 804-378-6085	$500,000	1,160,093	870,070	$500,000

[Signature Page to Securities Purchase Agreement]

EXHIBITS

Exhibit A	Form of Notes
Exhibit B-1	Form of Series A Warrants
Exhibit B-2	Form of Series B Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D-1	Security Agreement
Exhibit D-2	Form of Guarantee
Exhibit E	Form of Irrevocable Transfer Agent Instructions
Exhibit F	Form of Company Counsel Opinion
Exhibit G	Form of Secretary's Certificate
Exhibit H	Form of Officer's Certificate
Exhibit I	Form of Lock-Up Agreement
Exhibit J	Form of Securities Surrender Agreement

SCHEDULES

Schedule 3(a)(i) - Good Standing
Schedule 3(a)(ii) - List of Subsidiaries
Schedule 3(k) - SEC Documents
Schedule 3(l) - Absence of Certain Changes
Schedule 3(q) - Transactions with Affiliates
Schedule 3(r) - Equity Capitalization
Schedule 3(s) - Indebtedness and Other Contracts
Schedule 3(t) - Absence of Litigation
Schedule 3(u) - Insurance
Schedule 3(x)(i)(a) - Registered and Material Owned Intellectual Property and Contracts
Schedule 3(x)(i)(b) - Exceptions to Intellectual Property Assignability
Schedule 3(x)(i)(c) - Intellectual Property Breaches or Defaults
Schedule 3(x)(ii) - Abandoned, Expired and Terminated Owned Intellectual Property
Schedule 3(x)(iii) - Intellectual Property Infringement Claims, Actions and Proceedings
Schedule 3(x)(v) - Public Software
Schedule 3(bb) - Internal Accounting and Disclosure Controls
Schedule 3(ff) - Ranking of Notes
Schedule 3(pp) - Judgments
Schedule 4(d)(i) - Use of Proceeds
Schedule 7(xii) - Parties to Lock-Up Agreements